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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       BAYLAKE CORP.                                         BAYLAKE CAPITAL TRUST I
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(Exact name of registrant as specified in its charter)       (Exact name of registrant as specified in its charter)


            WISCONSIN                     39-1268055                     DELAWARE                    39-6744087
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    (State of incorporation or           (IRS Employer          (State of incorporation or         (IRS Employer
           organization)              Identification No.)             organization)             Identification No.)


               217 NORTH FOURTH AVENUE                                      217 NORTH FOURTH AVENUE
               STURGEON BAY, WISCONSIN 54235                                STURGEON BAY, WISCONSIN 54235
               (920) 743-5551                                               (920) 743-5551
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           (Address, including Zip Code, and                           (Address, including Zip Code, and
         telephone number, including area code,                      telephone number, including area code,
       of registrant's principal executive offices)                of registrant's principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                                     Name of each exchange on which
              Title of each class to be so registered                Each class is to be registered
              ---------------------------------------                ------------------------------
               % Cumulative Trust Preferred Securities of             American Stock Exchange, Inc.
      -------- Baylake Capital Trust I
               (and the Guarantee of Baylake Corp.
               with respect thereto)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement files numbers to which this form relates:
333-48962 333-48962-01

         Securities to be registered pursuant to Section 12(g) of the Act: None


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF SECURITIES TO BE REGISTERED.

         For a full description of Baylake Capital Trust I's ___% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") and Baylake Corp.'s guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Debentures" and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration No. 333-48962 and Registration No. 333-48962-01) filed by Baylake Corp. and Baylake Capital Trust I with the Securities and Exchange Commission (the "Commission") on October 30, 2000, as amended on January 25, 2001 and February 5, 2001, under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement (as amended, the "Registration Statement"), and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Trust Preferred Securities will be filed pursuant to Rule 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and the above-referenced sections therein shall be incorporated by reference into this registration statement on Form 8-A.

ITEM 2. EXHIBITS.

         1. Certificate of Trust of Baylake Capital Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement).

         2. Trust Agreement of Baylake Capital Trust I (incorporated by reference to Exhibit 4.4 to the Registration Statement).

         3. Form of Amended and Restated Trust Agreement of Baylake Capital Trust I (incorporated by reference to Exhibit 4.5 to the Registration Statement).

         4. Form of Preferred Securities Certificate of Baylake Capital Trust I (incorporated by reference to Exhibit 4.6 to the Registration Statement which is included as Exhibit D to
                  Exhibit 4.5 of the Registration Statement).

         5. Form of Preferred Securities Guarantee Agreement for Baylake Capital Trust I (incorporated by reference to Exhibit 4.7 to the Registration Statement).

         6. Form of Indenture relating to the Subordinate Debentures (Incorporated by reference to Exhibit 4.1 to the Registration Statement).

         7.       Form of Subordinated Debenture (incorporated by reference to
                  Exhibit 4.2 to the Registration Statement which is included as Exhibit A to Exhibit 4.1 to the Registration Statement).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 6, 2001.

                           BAYLAKE CORP.


                           By:  /s/ Thomas L. Herlache
                                -----------------------------------------------
                                Thomas L. Herlache
                                President and Chief Executive Officer


                           BAYLAKE CAPITAL TRUST I



                           By:  /s/ Thomas L. Herlache
                                -----------------------------------------------
                                Thomas L. Herlache, as Administrative Trustee



                           By:  /s/ Steven D. Jennerjohn
                                -----------------------------------------------
                                Steven D. Jennerjohn, as Administrative Trustee



                           By:  /s/ John A. Hauser
                                -----------------------------------------------
                                John A. Hauser, as Administrative Trustee


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